                                                                    EXHIBIT 21.1







         NAME OF SUBSIDIARY                               STATEMENT OF INCORPORATION
         ------------------                               --------------------------
         KNOLOGY of Montomery, Inc.                       Alabama

         KNOLOGY of Columbus, Inc.                        Delaware

         KNOLOGY of Panama City, Inc.                     Florida

         KNOLOGY of Augusta, Inc.                         Delaware

         KNOLOGY of Charleston, Inc.                      Delaware

         KNOLOGY of Alabama, Inc.                         Delaware

         KNOLOGY of Georgia, Inc.                         Delaware

         KNOLOGY of South Carolina, Inc.                  Delaware

         KNOLOGY of Florida, Inc.                         Delaware

         KNOLOGY of Louisiana, Inc.                       Delaware

         KNOLOGY of Tennessee, Inc.                       Delaware